Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-1 of Actuate Therapeutics, Inc. (the “Company”) of our report dated February 29, 2024 (which report contains an explanatory paragraph relating to the Company’s ability to continue as a going concern) relating to the consolidated financial statements of Actuate Therapeutics, Inc. and subsidiary.

We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ KMJ Corbin & Company LLP

Irvine, California
May 24, 2024